Exhibit 23.1

PRATOR BETT, L.L.C.

PETROLEUM ENGINEERS

712 MAIN STREET, SUITE 1830

HOUSTON, TEXAS 77002

TEL (713) 224-1350

FAX (713) 224-1351

Consent

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-163114 and 333-136924) on Form S-8 of GeoMet, Inc. (the “Company”) of the reference to Prator Bett, L.L.C. and the inclusion of our report dated February 24, 2014 in the Annual Report on Form 10-K for the year ended December 31, 2013, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.

/s/ Thomas G. Bett

Thomas G. Bett, P.E.
TBPE License No. 63496

Houston, Texas
March 28, 2014

PRATOR BETT, L.L.C.	712 MAIN STREET, SUITE 1830, HOUSTON, TEXAS 77002